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                                                                   Exhibit 10.5



                  AMENDMENT, dated as of January 20, 2003, to Long Term Incentive Plan (1993), as heretofore amended through August 2, 2001 (the "Plan"), of Concord Camera Corp., a New Jersey corporation.

                  NOW, THEREFORE, the Plan is hereby amended to delete Article VI(b) regarding formula awards to non-employee directors and to delete all references in the Plan to said Article VI(b).